Exhibit 99.1

KULR TECHNOLOGY GROUP RETAINS INTEGROUS COMMUNICATIONS

SAN DIEGO / GLOBENEWSWIRE / February 01, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced that it has retained Integrous Communications as its investor relations advisor.

"We are committed to growing our investor reach and implementing best practices in our corporate communications," stated Michael Mo, CEO of KULR. "On the basis of their decades of experience assisting companies like KULR, we have selected Integrous Communications as our investor relations advisor. Their depth of relationships and sector expertise provides us with the best-in-class support to communicate our corporate and operational progress to existing and new shareholders."

Integrous Communications will assist KULR with communicating its corporate, financial and investor developments to current shareholders and prospective investors, while enhancing awareness of the Company's story within the capital markets. Mark Komonoski, Partner at Integrous Communications, will be the Company's primary investor contact.

"We are pleased to be working with KULR as their investor communications advisor," stated Mark Komonoski, Partner at Integrous Communications. "We look forward to assisting management with all aspects of their corporate communications and investor relations platform."

About Integrous Communications

Integrous Communications is an independent communications and investor relations consulting firm which provides integrated corporate communications services. Headquartered in Austin, Texas with locations across the U.S. and Canada, the firm's diverse team of professionals has more than 100 years of combined experience. Integrous serves both domestic and international clients, including companies listed on U.S., Canadian, Australian, as well as European exchanges.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us

Brokers and Analysts:

Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com